As filed with the Securities and Exchange Commission on January 13, 2014 Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	36-4387843
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

357 Roosevelt Road

Glen Ellyn, Illinois 60137

(630) 545-0900

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Community Financial Shares, Inc. 2013 Stock Incentive Plan

(Full title of the plan)

Donald H. Wilson

President, Chief Executive Officer

and Chairman of the Board

Community Financial Shares, Inc.

357 Roosevelt Road

Glen Ellyn, Illinois 60137

(630) 545-0900

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to: Edward G. Olifer, Esq. Thomas P. Hutton, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 126-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $0.01 par value	2,900,000 (2)	$0.91	$2,639,000	$339.90
(1)	Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares to be issued pursuant to the Community Financial Shares, Inc. 2013 Stock Incentive Plan (the “Plan”) as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Community Financial Shares, Inc., as permitted by Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents the shares which may be issued upon the exercise of options to purchase shares of Community Financial Shares, Inc. common stock to be granted under the Plan and shares which will be distributed upon the vesting of restricted stock or stock appreciation right awards.
(3)	Estimated solely for the purpose of computing the registration fee. In accordance with Rule 457(c) and (h) under the Securities Act, the maximum offering price per share is based on the average of the high and the low prices reported on January 10, 2014 for the shares that may be issued upon the exercise of options or vesting of awards to be granted under the Plan.

This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a)

of the Securities Act of 1933, as amended and 17 C.F.R. §230.462.

COMMUNITY FINANCIAL SHARES, INC.

PART I           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 (Plan Information) and 2 (Registrant Information and Employee Plan Annual Information). The document containing the information for the Community Financial Shares, Inc. 2013 Stock Incentive Plan (the “Plan”) specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Said document need not be filed with the Securities and Exchange Commission (the “SEC”) either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424, in reliance on Rule 428. Said document and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed or to be filed by Community Financial Shares, Inc. (the “Registrant” or the “Corporation”) with the SEC are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, which contains the audited consolidated statements of financial condition of the Registrant and subsidiaries as of December 31, 2012 and 2011 and the consolidated statements of operations, changes in surplus and cash flows for the years ended December 31, 2012 and 2011. The Form 10-K was filed on March 29, 2013 (File No. 000-51296).

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed on May 14, 2013 (File No. 000-51296).

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, filed on August 13, 2013 (File No. 000-51296).

(d) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, filed on November 14, 2013 (File No. 000-51296).

(e) The description of the Registrant’s common stock contained in Registrant’s Form 10-12G/A, as filed with the SEC on June 25, 2013 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated under the Exchange Act.

(f) The Registrant’s Current Reports on Form 8-K (other than those portions furnished under items 2.02, 7.01 and 9.01 of the Form 8-K) filed with the SEC on January 8, 2013, February 27, 2013, March 19, 2013, March 28, 2013, April 9, 2013, April 16, 2013, June 13, 2013, June 19, 2013, June 25, 2013, July 17, 2013, August 16, 2013, August 29, 2013, September 20, 2013, September 30, 2013, November 22, 2013, December 5, 2013, December 31, 2013 and January 6, 2014.

(g) All documents filed by the Registrant pursuant to Sections 13(a), 12(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that the Corporation is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, unless, and only to the extent, specified in any Current Report on Form 8-K.

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Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

Article XII of the Bylaws of Community Financial Shares, Inc. provide as follows:

The corporation shall indemnify and advance expenses to any and all directors, officers, employees and agents of the corporation to the fullest extent permitted by Section 2-418 of the Maryland Code, as the same may be amended and supplemented, unless it is established that (i) the act or omission was material to the matter giving rise to the liability and was omitted in bad faith or was the result of active and deliberate dishonesty, (ii) the person actually received an improper personal benefit in money, property or services, or (ii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful. The rights to indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such persons’ official capacity and as to action in another capacity while holding such directorship, office, employment or agency, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Neither the repeal nor modification of this Article XII, or the adoption of any provision to these Articles of Incorporation that is inconsistent with this Article XII, shall eliminate, restrict or otherwise adversely affect any right or protection of any such person existing hereunder with respect to any act or omission occurring prior to such repeal, modification or adoption of an inconsistent provision.

Item 7. Exemption from Registration Claimed

None.

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Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

List of Exhibits (filed herewith unless otherwise noted):

3.1	Articles of Incorporation of Community Financial Shares, Inc.(1)
3.2	Bylaws of Community Financial Shares, Inc.(2)
5.0	Opinion of Kilpatrick Townsend & Stockton LLP as to the legality of the common stock to be issued
23.1	Consent of Kilpatrick Townsend & Stockton LLP (contained in the opinion included as Exhibit 5.0)
23.2	Consent of BKD LLP
24.0	Power of Attorney (contained on the signature page)
99.1	Community Financial Shares, Inc. 2013 Stock Incentive Plan (3)
______________________
(1)	Incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A of Community Financial Shares, Inc. filed on April 29, 2013.
(2)	Incorporated by reference to Appendix C to the Definitive Proxy Statement on Schedule 14A of Community Financial Shares, Inc. filed on April 29, 2013.
(3)	Incorporated herein by reference to Appendix A to the Definitive Stockholder Consent Solicitation Statement on Schedule 14A of Community Financial Shares, Inc. filed on December 9, 2013.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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Provided, however, That: Paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of the issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Community Financial Shares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Ellyn, State of Illinois on this 13th day of January 2014.

COMMUNITY FINANCIAL SHARES, INC.

By:	/s/ Donald H. Wilson
Donald H. Wilson
Chairman, President and Chief Executive Officer
(principal executive officer)

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Donald H. Wilson) constitutes and appoints Donald H. Wilson, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Donald H. Wilson	Chairman, President and	January 13, 2014
Donald H. Wilson	Chief Executive Officer
(principal executive officer)

/s/ Eric J. Wedeen	Vice President and Chief	January 13, 2014
Eric J. Wedeen	Financial Officer
(principal accounting and financial
officer)

/s/ Penny A. Belke	Director	January 13, 2014
Penny A. Belke

/s/ Raymond A. Dieter, Jr.	Director	January 13, 2014
Raymond A. Dieter, Jr.

/s/ Christopher M. Hurst	Director	January 13, 2014
Christopher M. Hurst

/s/ Mary Beth Moran	Director	January 13, 2014
Mary Beth Moran

/s/ John M. Mulherin	Director	January 13, 2014
John M. Mulherin

/s/ Daniel Strauss	Director	January 13, 2014
Daniel Strauss

Director
Philip Timyan

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

3.1	Articles of Incorporation of Community Financial Shares, Inc.	Incorporated by reference.
3.2	Bylaws of Community Financial Shares, Inc.	Incorporated by reference.
5.0	Opinion of Kilpatrick Townsend & Stockton LLP	Filed herewith.
23.1	Consent of Kilpatrick Townsend & Stockton LLP	Contained in the opinion included as Exhibit 5.0.
23.2	Consent of BKD LLP	Filed herewith.
24.0	Power of Attorney	Located on the signature page.
99.1	Community Financial Shares, Inc. 2013 Stock Incentive Plan	Incorporated by reference.